UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

MEI PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

CABLE CAR CAPITAL LLC

FUNICULAR FUNDS, LP

JACOB MA-WEAVER

ANSON INVESTMENTS MASTER FUND LP

AIMF GP LLC

ANSON EAST MASTER FUND LP

AEMF GP LLC

ANSON OPPORTUNITIES MASTER FUND LP

AOMF GP, LLC

ANSON FUNDS MANAGEMENT LP

ANSON MANAGEMENT GP LLC

ANSON ADVISORS INC.

BRUCE R. WINSON

AMIN NATHOO

MOEZ KASSAM

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Anson Advisors Inc., an Ontario, Canada corporation (together with its affiliates, “Anson”) and Cable Car Capital LLC, a California limited liability company (together with its affiliates, “Cable Car” and collectively with Anson, the “Requesting Stockholders”), previously filed a definitive consent statement (the “Definitive Consent Statement”) and accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used in connection with their solicitation of written consents from stockholders in lieu of a stockholder meeting for certain proposals (the “Consent Solicitation”), the ultimate effect of which, if successful, would be to remove the entire Board of Directors (the “Board”) of MEI Pharma, Inc., a Delaware corporation (the “Company”).

On September 29, 2023, Anson and Cable Car delivered a letter (the “September 29 Letter”) to the Company notifying the Board of their withdrawal of the Consent Solicitation, Definitive Consent Statement and executed Consent Cards (the “Consent Withdrawal”). Accordingly, the Requesting Stockholders have terminated the current Consent Solicitation and will disregard and will not deliver any written consents received from the Company’s stockholders on the WHITE consent card.

By way of brief background, given the Company’s delay in responding to the Consent Solicitation, on September 26, 2023, the Requesting Stockholders requested that the Board set a new record date for the Consent Solicitation. Unfortunately, on September 28, 2023, the Board delivered a letter to the Requesting Stockholders summarily rejecting their request for a new record date (the “September 28 Letter”). The Requesting Stockholders believe the September 28 Letter not only fails to provide a valid basis for the Board’s rejection, but clearly demonstrates how grossly misaligned and out of touch this Board is with its stockholders. The Requesting Stockholders also believe the prior August 11, 2023 record date set by the Board is, undisputedly stale; and that the Board’s baseless insistence on relying on the stale record date serves to meritlessly disenfranchise stockholders and reflects this Board’s scorched-earth tactics to entrench their seats at all costs.

The Requesting Stockholders further highlight in the September 29 Letter that these recent egregious actions underscore their basis for removing the Board for cause and that the Company’s repeated refusal to address stockholders’ desire for a return of capital has compelled the Requesting Stockholders to take further action on behalf of MEIP stockholders. Accordingly, the Requesting Stockholders also notified the Company of their intent to commence a new consent solicitation (the “New Consent Solicitation”), which in addition to the Bylaw Restoration Proposal and the Removal Proposal (each as defined and described in the prior Definitive Consent Statement), will include a new proposal recommending that, on an advisory basis, the Board take all actions necessary to authorize and implement a return of capital to the Company’s stockholders. The Requesting Stockholders also requested that the Board set a new record date for the New Consent Solicitation.

The Requesting Stockholders intend to file a preliminary consent statement and an accompanying WHITE consent card with the SEC in connection with their commencement of the New Consent Solicitation.